UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AEVA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	84-3080757
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

555 Ellis Street, Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class:	Name of each exchange on which to be registered:
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants to purchase common stock	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates:

N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Explanatory Note

This Registration Statement on Form 8-A is being filed by Aeva Technologies, Inc. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of the Company’s common stock, par value $0.0001 per share (the “common stock”), and its warrants to purchase common stock (the “warrants”) from The New York Stock Exchange (the “NYSE”) to The Nasdaq Stock Market LLC (“Nasdaq”). The Company expects that the listing and trading of its common stock and warrants on NYSE will end on January 27, 2025 after market close, and that trading will begin on Nasdaq at market open on January 28, 2025.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock and the warrants.

The description of the common stock and the warrants registered hereunder are set forth in Exhibit 4.4 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-39204), filed with the SEC on March 15, 2024, and is incorporated herein by reference, except that any reference to the NYSE is hereby amended to refer to Nasdaq.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: January 27, 2025	Aeva Technologies, Inc.

	By:	/s/ Saurabh Sinha
	Name:	Saurabh Sinha
	Title:	Chief Financial Officer